Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Seacoast Banking Corporation of Florida:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

Miami, Florida

August 9, 2013

Certified Public Accountants